CONSULTING  AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into effective as of this 29th day of June, 2005, by and between Guardian Technologies International, Inc., a Delaware corporation (“Company”), and Redwood Consultants, LLC, a California limited liability company (“Redwood”).

RECITALS:

WHEREAS, Redwood is in the business of providing investor and shareholder communications and public relations services to public companies, including companies quoted on the OTC Bulletin Board; and

WHEREAS, Company’s stock is quoted on The National Association of Securities Dealers, Inc.’s OTC Bulletin Board under the symbol “GDTI” and Company desires to engage the services of Redwood to provide investor communications and public relations services to Company, and to consult with management concerning such Company activities.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.

Engagement.  Company hereby engages Redwood to provide certain consulting services to Company and Redwood hereby agrees to provide such services to Company, subject to the terms and conditions of this Agreement.

2.

Duties of Redwood.  Redwood agrees that it will generally provide the following specified consulting services through its officers and employees during the Term (as hereinafter defined):

(a)

Consult and assist Company in developing and implementing appropriate plans and means for presenting Company and its business plans, strategy and personnel to the financial community, establishing an image for Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b)

Introduce Company to the financial community;

(c)

With the cooperation of Company, maintain an awareness during the Term (as hereinafter defined) of this Agreement of Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult with Company with respect to its relations with: (i) stockholders; (ii) brokers, dealers, analysts and other investment professionals; and (iii) financial public generally;

(e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to Redwood by the Company); preparing press releases for Company with Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at Company’s request and subject to Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) In accordance with Company's direction and approval, disseminate information regarding Company to stockholders, brokers, dealers, other investment community professionals and the general investing public;

(g) With Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding Company's plans, goals and activities, and assist Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) At Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising Company of the public relations implications thereof; and

(i) Otherwise perform as Company's consultant for public relations and relations with financial professionals. Redwood agrees to communicate in writing regularly each week to the Company's chief executive officer or his designee regarding all efforts made by Redwood on Company's behalf.

3.

Allocation of Time and Energies.  Redwood hereby promises to perform and discharge faithfully the responsibilities which may be assigned to Redwood from time to time by the officers and duly authorized representatives of Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations and the rules of any securities exchange or over the counter market on which Company’s stock is then traded or quoted.  Redwood and staff shall diligently and thoroughly provide the consulting services required hereunder.  Although no specific hours-per-day requirement will be required, Redwood and Company agree that Redwood will perform the duties set forth hereinabove in a diligent and professional manner.  It is explicitly understood that

Redwood's performance of its duties hereunder will in no way be measured by the price of Company's common stock, nor the trading volume of Company's common stock.  It is also understood that Company is entering into this Agreement with Redwood, a limited liability company, and not any individual member of Redwood and, as such, Redwood will not be deemed to have breached this Agreement if any member, officer or director of Redwood leaves the firm or dies or becomes physically unable to perform any meaningful activities during the Term (as hereinafter defined) of the Agreement, provided the Redwood otherwise performs its obligations under this Agreement.

4.

Remuneration.

4.1

As full and complete compensation for services described in this Agreement, Company shall compensate Redwood as follows:

(a)

For undertaking all the services hereunder, Company agrees to issue to Redwood 30,000 shares of common stock, $.001 par value per share.

4.2

The common stock issued by Company to Redwood pursuant to this Agreement shall be issued in the name of Redwood Consultants, LLC, Federal Tax ID # 68-047-3637.

4.3

Redwood understands and acknowledges that the shares of common stock will not have been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, are being issued in reliance upon certain exemptions from registration under the Securities Act and applicable state securities laws and, accordingly, are “restricted securities” within the meaning of Rule 144 under the Securities Act.  As such, the underlying shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified or registered under applicable state securities laws.  Redwood understands and agrees that the underlying shares may not be sold, transferred, hypothecated, or otherwise disposed of unless registered under the Securities Act or Company has received an opinion of counsel reasonably satisfactory to Company and its counsel that such sale, transfer, hypothecation or other disposition is exempt from the registration requirements of the Securities Act and applicable state securities laws and the certificates representing the underlying shares shall bear an appropriate restrictive legend.

4.4

In connection with the issuance of common stock, Redwood represents and warrants to Company as follows:

(a)

Redwood has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Company concerning an investment in the underlying shares, and any additional information which Redwood has requested and has had the opportunity to review Company’s filings with the Securities and Exchange Commission (“SEC”) which filings are available through the SEC’s web site at http://www.sec.gov; and

(b)

Redwood’s investment in restricted securities is reasonable in relation to Redwood’s net worth.  Redwood has had experience in investments in restricted and publicly traded securities, and Redwood has had experience in investments in speculative securities and other investments which involve the risk of loss of investment.  Redwood acknowledges that an investment in common stock is speculative and involves the risk of loss.  Redwood has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Redwood can afford the risk of loss of his entire investment in the common stock.  Redwood is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended; and

(c)

Redwood is acquiring the underlying shares for Redwood’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5.

Term.

This term of this Agreement shall commence on the date of the execution hereof and shall terminate on December 31, 2005 (the “Term”).  Notwithstanding the foregoing, at any time during the Term hereof, Company may terminate this Agreement at any time for any reason or for no reason and without prior notice.

6.

Assignability. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto.  The securities may not be assigned without the prior written consent of Company, notwithstanding any provision thereof to the contrary.

7.

Expenses.  Redwood agrees to pay for all its reasonable documented expenses (phone, mailing, labor, etc.) other than extraordinary items (travel required by/or specifically requested by Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of Company's constituents, investor conference calls, print advertisements in publications, etc.), provided all such extraordinary expenses are approved in writing in advance by Company prior to its incurring an obligation for reimbursement.

8.

Indemnification.  Company warrants and represents that all oral communications, written documents or materials furnished to Redwood by Company with respect to financial affairs, operations, profitability and strategic planning of Company are materially accurate and Redwood may rely upon the accuracy thereof without independent investigation.  Company will protect, indemnify and hold harmless Redwood against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Redwood's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Redwood's communication or dissemination of information not provided or authorized by Company or prepared by Redwood.  Redwood will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Redwood's performance of services hereunder, including but not limited to the communication or dissemination of any information not provided or authorized by Company and/or from Redwood’s breach of the representations made by Redwood in connection with this Agreement.

9.

Representations, Warranties and Covenants.  Redwood represents to Company as follows:

(a)

Redwood is not currently required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein and Redwood understands that Company is expressly relying thereupon in entering into this Agreement.  Redwood acknowledges that, to the best of its knowledge after consultation with legal counsel, the performance of the services set forth under this Agreement will not violate any rule or provision of Federal or state securities laws or of any regulatory agency having jurisdiction over Redwood.  Redwood acknowledges that, to the best of its knowledge, Redwood and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of Federal or state securities laws.  Redwood further acknowledges that it is not registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, or registered as an investment advisor under the Investment Advisors Act of 1940, as amended, or applicable state law.  Company acknowledges that, to the best of its knowledge, that it and its officers, directors, control persons, employees and consultants, have not violated any rule or provision of any regulatory agency having jurisdiction over Company that would materially and adversely affect the business of Company.  Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the Securities and Exchange Commission or state securities laws.

(b)

Redwood agrees to keep all material non-public information furnished by Company to Redwood hereunder confidential and not to disclose such information to any party without the prior written consent of Company, and Redwood shall ensure that all of its officers, directors, employees, consultants and employees maintain the confidentiality of all Company material non-public information.  Redwood shall ensure that any and all material non-public information regarding Company that Company discloses to Redwood is not disclosed to any other party without compliance with Regulation FD promulgated by the SEC, including, in the case of any person described in Rule 101(b)(1) of Regulation FD, ensuring that any such disclosure is made only pursuant to a written agreement (reasonably satisfactory to Company) under which such person agrees to maintain the disclosed information in confidence.  Redwood represents that it and its officers, directors, consultants and employees are aware of their obligations not to trade in the securities of a company whose securities are registered under the Securities Exchange Act of 1934 or otherwise publicly traded while in possession of material non-public information regarding that company.  Redwood represents that it has established, and agrees to maintain and enforce internal procedures to ensure that it complies with its obligations under this paragraph.

10.

Legal Representation.  Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Redwood represents that it has had the opportunity to consult with independent legal counsel and/or tax, financial and business advisors, and has done so to the extent Redwood deemed necessary.

11.

Status as Independent Contractor.  Redwood's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Redwood further acknowledges the consideration provided hereinabove is a gross amount of consideration and that Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes unless required by applicable tax law.  All such income taxes and other such payment shall be made or provided for by Redwood and Company shall have no responsibility or duties regarding such matters.  Neither Company nor Redwood possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12.

Attorney's Fee.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.

Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14.

Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth below:

If to the Company, to:

Guardian Technologies International, Inc,

516 Herndon Parkway

Herndon, Virginia 20170

Attn:

Michael. W. Trudnak

Chief Executive Officer

If to the Redwood, to:

Redwood Consultants, LLC

250 Bel Marin Keys Blvd., Bldg. A-1

Bel Marin Keys, CA 94949

Attn: Jens Dalsgaard, Managing Director

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15.

Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

16.

Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Redwood's activities or remuneration under this Agreement, shall be settled by binding arbitration in Washington, D.C., in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

17.

Entire Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.  Signed facsimile copies of this Agreement shall be valid and binding upon the parties.

18.

Counterparts.

This Agreement may be signed in one or more identical counterparts, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

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IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first above written.

REDWOOD CONSULTANTS, LLC

(“Redwood”)

By: __/s/ Jens Dalsgaard______________

Jens Dalsgaard,

Its:

Managing Director

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

(“Company”)

By: ___/s/ Michael W. Trudnak________

Michael W. Trudnak

Its:

Chief Executive Officer